                                                              EXHIBIT (8)(a)(ii)


                                                                      [redacted]


                               FIRST AMENDMENT TO

                          FUND PARTICIPATION AGREEMENT

                                     Between

                        EVERGREEN VARIABLE ANNUITY TRUST

                                       and

                     KEMPER INVESTORS LIFE INSURANCE COMPANY


                  THIS FIRST AMENDMENT, made and entered into as of the 29th day of April, 1999, is made a part of the FUND PARTICIPATION AGREEMENT made and entered into as of the 1st day of September, 1998 (the "Agreement"), by and between KEMPER INVESTORS LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Agreement (the "Accounts"), and EVERGREEN VARIABLE ANNUITY TRUST (the "Trust").

                  WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offer and sale of its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

                  WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under the Agreement (the "Portfolios"); and

                  WHEREAS, the Company has registered certain variable life insurance policies and/or variable annuity contracts (the "Contracts") under the 1933 Act; and

                  WHEREAS, the Company has registered certain Accounts as unit investment trusts under the 1940 Act; and

                  WHEREAS, the Company relies on certain provisions of the 1940 and 1933 Acts that exempt certain Accounts and Contracts from the registration requirements of the Acts in connection with the sale of Contracts under certain private placement offerings; and

                  WHEREAS, the Company and the Trust desire hereby to amend Schedule A to the Agreement to make an additional Portfolio available under the Agreement;


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                  NOW, THEREFORE, in consideration of their mutual promises, the
Company and the Trust hereby agree as follows:

                  1. SCHEDULE A Separate Accounts, Contracts, and Associated Portfolios to the Agreement is hereby deleted in its entirety and replaced with the attached new SCHEDULE A (As amended April 29, 1999) Separate Accounts, Contracts and Associated Portfolios.

                  2. Except as amended by this First Amendment, all other provisions, conditions and terms of the Agreement shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this First Amendment as of the 29th day of April, 1999.



                  KEMPER INVESTORS LIFE INSURANCE COMPANY


                  By:      /s/ OTIS R. HELDMAN, JR.
                           -------------------------------------
                           Otis R. Heldman, Jr.
                           Marketing Officer



                  EVERGREEN VARIABLE ANNUITY TRUST


                  By:      /s/ SALLY E. GANEM
                           -------------------------------------
                           Name:  Sally E. Ganem
                                --------------------------------
                           Title:  Assistant Secretary
                                 -------------------------------



                                        2
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                                   SCHEDULE A
                           (As amended April 29, 1999)
             Separate Accounts, Contracts and Associated Portfolios


Name of Separate Accounts and Date
Established by Board of Directors


1.       KILICO Variable Separate Account - 2
         (KV SA-2) (est. 06/17/97)

         [redacted]

Contracts Funded by Separate Account

1. First Foundation VUL (KV SA-2)

   [redacted]



Designated Portfolios

1.       First Foundation VUL

         o    Evergreen VA Fund
         o    Evergreen VA Growth and Income Fund
         o    Evergreen VA Foundation Fund
         o    Evergreen VA Global Leaders Fund
         o    Evergreen VA Strategic Income Fund
         o    Evergreen VA Aggressive Growth Fund
         o Evergreen VA Small Cap Value Fund (formerly Evergreen VA Small Cap Equity Income Fund)
         o    Evergreen VA International Growth Fund
         o    Evergreen VA Masters Fund

              [redacted]

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